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                                                                    Exhibit 10.5

                               INDEMNITY AGREEMENT

     This INDEMNITY AGREEMENT is made as of the 18th day of March, 2003 by and between Conrad Industries, Inc., a Delaware corporation (the "Corporation") and __________ ("Indemnitee").

     In consideration of Indemnitee's service after the date hereof, the Corporation and Indemnitee do hereby agree as follows:

     Section 1. Agreement to Serve. Indemnitee shall serve or continue to serve as a director and/or officer of the Corporation, and as a director, officer, employee or agent of any other corporation, subsidiary, partnership, joint venture, trust or other enterprise of which Indemnitee is serving at the request of the Corporation, and agrees to serve in such capacities for so long as Indemnitee is duly elected or appointed and qualified or until such earlier time as Indemnitee tenders his or her resignation in writing. This Agreement shall continue in force after Indemnitee has ceased to serve as a director and/or officer of the Corporation.

     Section 2. Definitions. As used in this Agreement:

     (a) "Change in Control" has the same meaning as in the Corporation's 2002 Stock Plan.

     (b) "Claim" means any threatened, pending or completed claim, action, suit or proceeding, including appeals, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, including any action by or in the right of the Corporation, or any separate issue or matter therein, as the context requires.

     (c) "Covered Representative" means (i) a director, officer, employee or agent of the Corporation or (ii) a person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, subsidiary, partnership, joint venture, trust or other enterprise.

     (d) "Determining Body" means the Board of Directors if Indemnitee is no longer a director of or employed by the Corporation. Otherwise, Determining Body means (i) those members of the Board of Directors who are not named as parties to the Claim for which indemnification is being sought ("Impartial Directors"), acting by majority vote, even though less than a quorum, or (ii) a committee of Impartial Directors appointed by majority vote of the Impartial Directors, even though less than a quorum, or (iii) if there are no Impartial Directors or if the Impartial Directors so direct, independent legal counsel in a written opinion or (iv) the stockholders.

     (e) "Disbursing Officer" means the President of the Corporation or, if the President has a direct or indirect interest in the Claim for which indemnification is being sought, any officer who does not have such an interest and who is designated by the Determining Body to be the Disbursing Officer with respect to indemnification requests related to the Claim, which


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designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

     (f) "Expenses" means any expenses or costs including, without limitation, attorney's fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, appeal bonds and all other disbursements or expenses customarily incurred in connection with asserting, defending, settling, being or preparing to be a witness in, or otherwise participating in, a Claim. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of any Judgments (as defined below).

     (g) "Insurance Policy" means the Directors and Officers Liability Policy (identified as Policy No. 59-1CM0390) that the Corporation has obtained from St. Paul Mercury Insurance Corporation on behalf of its directors and officers for the policy period commencing June 9, 2001 and ending June 9, 2004.

     (h) "Judgments" means any judgments, fines, punitive or exemplary damages, penalties or excise taxes levied against Indemnitee.

     Section 3. Limitation of Liability. To the fullest extent permitted by the Corporation's certificate of incorporation (as in effect on the date hereof), Indemnitee shall not be liable for any breach of his or her fiduciary duty. If and to the extent such provisions are amended to permit further limitations of liability, Indemnitee shall not be liable for any breach of his or her fiduciary duty to the fullest extent permitted after any such amendment.

     Section 4. Maintenance of Insurance.

     (a) The Corporation represents and warrants that it presently maintains in force and effect the Insurance Policy. Subject only to the provisions of Section 4(b) hereof, the Corporation hereby agrees that, so long as Indemnitee shall continue to serve as a Covered Representative and thereafter so long as Indemnitee shall be subject to any possible Claim by reason of Indemnitee's service as a Covered Representative, the Corporation shall use its commercially reasonable efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid and enforceable policies of directors and officers liability insurance providing coverage at least comparable, in all material respects, to that provided pursuant to the Insurance Policy.

     (b) The Corporation shall not be required to purchase and maintain the Insurance Policy or any comparable policy if directors and officers liability insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Corporation, there is insufficient benefit to the Corporation from such insurance; provided that if the Corporation purchases directors and officers liability insurance for its then current directors, it shall provide coverage for Indemnitee that is the same in all material respects as such coverage.


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     Section 5. Indemnification.

     (a) The Corporation shall indemnify and advance Expenses to Indemnitee when Indemnitee is a party or is threatened to be made a party to any Claim by reason of the fact that Indemnittee is or was a Covered Representative to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended.

     (b) Without limiting the generality of Section 5(a) hereof, the Corporation agrees that it shall indemnify Indemnitee as follows:

          (i) The Corporation shall indemnify Indemnitee when Indemnitee is a party or is threatened to be made a party to any Claim (other than an action by or in the right of the Corporation) by reason of the fact that Indemnitee is or was a Covered Representative against Expenses, Judgments, and amounts paid in settlement actually and reasonably incurred by Indemnitee (net of any insurance proceeds received by Indemnitee or paid on Indemnitee's behalf) in connection with such Claim if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Claim by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

          (ii) The Corporation shall indemnify Indemnitee when Indemnitee is a party or is threatened to be made a party to any Claim brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Covered Representative against Expenses actually and reasonably incurred by Indemnitee (net of any insurance proceeds received by Indemnitee or paid on Indemnitee's behalf) in connection with the defense or settlement of such Claim if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any Claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses which the Court of Chancery or such other court shall deem proper.

          (iii) Any indemnification under the circumstances specified in Subsections 5(b)(i) or (ii) hereunder (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Subsections 5(b)(i) or (ii) hereof (the "Standard of Conduct"). Such


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     determination shall be made by the Determining Body in accordance with
     Section 7 herein.

     (c) Notwithstanding the other provisions of this Section 5, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Subsections 5(b)(i) and (ii), or in defense of any Claim, issue or matter therein, Indemnitee shall be indemnified by the Corporation against Expenses actually and reasonably incurred by Indemnitee in connection with such proceeding, Claim, issue or matter. Any indemnifiable amount required under this Section 5(c) shall be paid by the Corporation no later than 30 days after actual receipt by the Corporation of a written request for the payment of such Expenses (together with evidence thereof).

     (d) Notwithstanding the other provisions of this Section 5, to the extent that Indemnitee has served as a witness on behalf of the Corporation in any Claim to which Indemnitee is not a party, Indemnitee shall be indemnified by the Corporation against all Expenses actually and reasonably incurred by Indemnitee in connection with such services as a witness. Any indemnifiable amount required under this Section 5(d) shall be paid by the Corporation no later than 30 days after actual receipt by the Corporation of a written request for the payment of such Expenses (together with evidence thereof).

     Section 6. Exclusions. Notwithstanding any provision in this Agreement:

     (a) The Corporation shall not be obligated under this Agreement to make any indemnity in connection with any Claim against Indemnitee for which payment has actually been made to or on behalf of the Indemnitee by any insurance policy or by any other indemnity provision.

     (b) The Corporation shall not be liable under this Agreement to make any payment which is prohibited by applicable law, including, without limitation, any liability of Indemnitee to the Corporation under Section 16(b) of the Securities Exchange Act of 1934.

     Section 7. Determination of Standard of Conduct; Advancement of Expenses; Other Procedures.

     (a) Promptly upon becoming aware of the existence of any Claim as to which Indemnitee may be indemnified hereunder and as to which Indemnitee desires to obtain indemnification, Indemnitee shall notify the President of the Corporation, but the failure to promptly notify the President shall not relieve the Corporation from any obligation hereunder, except and to the extent that such failure has materially and irrevocably harmed the Corporation's ability to defend against such Claim pursuant to Section 7(c) hereof. Upon receipt of such request, the President shall promptly advise the members of the Board of Directors of the request and that the establishment of a Determining Body with respect thereto will be a matter to be considered at the next regularly scheduled meeting of the Board. If a meeting of the Board of Directors is not regularly scheduled within 30 calendar days of the date the President receives notice of the Claim, the President shall cause a special meeting of the Board of Directors to be


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called within such period in accordance with the provisions of the Corporation's bylaws. After the Determining Body has been established, the President shall inform Indemnitee of the constitution of the Determining Body and Indemnitee shall provide the Determining Body with all facts relevant to the Claim known to him or her, and deliver to the Determining Body all documents relevant to the Claim in his or her possession. Before the 60th day (the "Determination Date") after its receipt from Indemnitee of such information, together with such additional information as the Determining Body may reasonably request of Indemnitee prior to such date (the receipt of which shall not begin a new 60-day period), the Determining Body shall determine whether or not Indemnitee has met the Standard of Conduct and shall advise Indemnitee of its determination. If at any time during the 60-day period ending on the Determination Date, Indemnitee becomes aware of any relevant facts or documents not theretofore provided by Indemnitee to the Determining Body, Indemnitee shall promptly inform the Determining Body of such facts or documents, unless the Determining Body has obtained such facts or documents from another source. The provision of such facts to the Determining Body shall not begin a new 60-day period unless the Determining Body finds that the original submission by Indemnitee was materially deficient, in which case the Determining Body may extend the Determination Date for up to an additional 60 days.

     (b) The Determining Body shall have no power to revoke a determination that Indemnitee met the Standard of Conduct unless Indemnitee (i) submits fraudulent or materially misleading information, or omits to provide material information, to the Determining Body prior to the Determination Date or (ii) fails to comply with the provisions of Section 7(a) hereof, including without limitation Indemnitee's obligation to submit information or documents relevant to the Claim reasonably requested by the Determining Body prior to the Determination Date.

     (c) In the case of any Claim not involving any proposed, threatened or pending criminal proceeding,

          (i) if Indemnitee has, in the judgment of the Determining Body, met the Standard of Conduct, the Corporation may, except as otherwise provided below, individually or jointly with any other indemnifying party similarly notified, assume the defense thereof with counsel reasonably satisfactory to Indemnitee. If the Corporation assumes the defense of the Claim, it shall keep Indemnitee informed as to the progress of such defense so that Indemnitee may make an informed decision as to the need for separate counsel. After notice from the Corporation that it is assuming the defense of the Claim, it will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after such notice from the Corporation of its assumption of the defense shall be at the expense of Indemnitee unless
     (A) the employment of counsel by Indemnitee has been authorized by the Determining Body, (B) Indemnitee shall have concluded reasonably that there may be a conflict of interest


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     between the Corporation and Indemnitee in the conduct of the defense of such action or (C) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or in the right of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (B) above; and

          (ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim, or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he or she shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he or she chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any amounts incurred following his or her disagreement with the Corporation shall be limited to the lesser of (A) the total amounts incurred by Indemnitee following his or her decision not to agree to such proposed settlement or
     (B) the amount that the Corporation would have paid on behalf of Indemnitee pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee's affairs, Indemnitee may refuse such settlement and continue his or her defense of the Claim, if he or she so desires, at the Corporation's expense in accordance with the terms and conditions of this Agreement without regard to the limitations imposed by the immediately preceding sentence. In any event, the Corporation shall not be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

     (d) In the case of any Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim with counsel of his or her choice and to make all decisions with respect thereto, provided, however, that the Corporation shall not be obliged to indemnify Indemnitee for any amount paid in settlement of such a Claim unless the Corporation has approved such settlement.

     (e) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses that he or she incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under the circumstances, provided, however, that if the Disbursing Officer does not believe such amount to be


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reasonable, he or she shall advance the amount deemed by him or her to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

     (f) After the Determining Body has determined that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Section 7(e) hereof shall continue to apply with respect to Expenses incurred after such time and for which Indemnitee may be entitled to indemnification hereunder. In addition, after the Determining Body has determined that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the Disbursing Officer shall pay to or on behalf of Indemnitee the amount of any settlements or Judgments which have become final and for which he or she is entitled to indemnification hereunder, and any amount of indemnification ordered to be paid to Indemnitee by a court.

     (g) If the Corporation advances or pays any amount to or on behalf of Indemnitee under Sections 5 or 7 and if it shall thereafter be finally adjudicated that Indemnitee was not entitled to be indemnified hereunder for all or any portion of such amount, Indemnitee shall promptly repay such amount or such portion thereof, as the case may be, to the Corporation. If the Corporation advances or pays any amount to or on behalf of Indemnitee under Sections 5 or 7 and if Indemnitee shall thereafter receive all or a portion of such amount under one or more policies of directors and officers liability insurance maintained by the Corporation or pursuant to a trust fund, letter of credit or other security or funding arrangement provided by the Corporation, Indemnitee shall promptly repay such amount or portion thereof, as the case may be, to the Corporation.

     (h) Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

     (i) All determinations and judgments made by the Determining Body hereunder shall be made in good faith.

     (j) Notwithstanding the other provisions of this Agreement, the indemnification and advancement of Expenses provided herein shall be applicable only to Claims commenced after the date hereof, regardless, however, if they arise from acts, omissions, facts or circumstances occurring before or after the date hereof.

     Section 8. Enforcement.

     (a) The rights provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.

     (b) If Indemnitee seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and


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reasonably incurred by him or her in connection with such proceeding, but only if Indemnitee prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him or her in connection with such judicial adjudication if the amount to which he or she is determined to be entitled exceeds 50% of the amount of his or her claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

     (c) In any judicial proceeding described in this Section 8, the Corporation shall bear the burden of proving that Indemnitee is not entitled to the relief sought.

     Section 9. Saving Clause. If any provision of this Agreement is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification and advancement of Expenses permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Corporation shall nevertheless indemnify and advance Expenses to Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

     Section 10. Non-Exclusivity.

     (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, certificate of incorporation, bylaw, authorization of stockholders or directors, agreement, or otherwise.

     (b) It is the intent of the Corporation by this Agreement to indemnify and hold harmless Indemnitee and to advance Expenses to Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification and advancement of Expenses rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee and advance Expenses to Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification and advancement of Expenses.

     Section 11. Merger, Consolidation or Change in Control. In the event that the Corporation shall be a constituent corporation in a consolidation or merger, whether the Corporation is the resulting or surviving corporation, or is absorbed, or if there is a Change in Control of the Corporation, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as Indemnitee would have with respect to the Corporation if its separate existence had continued or if there had been no Change in Control of the Corporation.


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     Section 12. Continuation of Obligations. The Corporation's obligations under this Agreement shall continue during the period Indemnitee is a Covered Representative, and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim by reason of Indemnitee's service as a Covered Representative.

     Section 13. Confidentiality. The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all information and determinations provided pursuant to or arising out of the operations of this Agreement and the Corporation and Indemnitee shall instruct its or his or her agents and employees to do likewise.

     Section 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall be deemed to constitute a single instrument.

     Section 15. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

     Section 16. Successors and Assigns.

     (a) This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

     (b) The Corporation agrees to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used herein, the term "Corporation" shall include any successor to its business and/or assets as aforesaid which executes and delivers the assumption and agreement provided for in this Section or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

     Section 17. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Corporation and Indemnitee. Notwithstanding any amendment, modification, termination or cancellation of this Agreement or any portion hereof, Indemnitee shall be entitled to indemnification and advancement of Expenses in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

     Section 18. Gender. All pronouns and variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to may require.


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     Section 19. Prior Agreements. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                                     * * * *


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.

                             CONRAD INDUSTRIES, INC.

                             By:
                                   --------------------------------------------
                                               Michael J. Harris
                                        Compensation Committee Chairman

                             INDEMNITEE:


                             --------------------------------------------------
                             Name:
                             Title:

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